UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) January 18, 2016

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084        55-0717455

         (Commission File No.)    (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia 25728

(Address of Principal Executive Offices) (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01	Other Events

On January 18, 2016, the Board of Directors (the “Board”) of Champion Industries, Inc. (the “Company”) approved and recommended that shareholders approve an amendment of the Articles of Incorporation of the Company to create a new class of capital stock, i.e., 2,500 shares of Preferred Series A with a par value of $1,000 per shares.  The purpose of this proposed amendment and proposed authorization of such Preferred Series A shares was to allow implementation of a conversion of debt owed to a shareholder into equity in the form of preferred shares, which conversion had been approved by the Board on June 15, 2015 and was disclosed in a previous filing (10-Q filed for the quarter ending April 30, 2015).  Specifically, as approved on June 15, 2015, the Board authorized and approved conversion of a $2,500,000 note payable to a shareholder, accruing interest at the rate of 3.25% per annum (3.50% currently), to preferred stock equity that would pay either a 0.00% dividend or 6.00% dividend contingent on the Company’s net income after income taxes being at least $1.0 million, such that if the Company’s net income after income taxes is less than $1.0 million the dividend rate on such preferred stock would be 0.00%, (the “Conversion”).   However, because the Company does not have a class of preferred shares currently, the proposed amendment is necessary in order to authorize creation of the preferred shares necessary to complete the Conversion.  The Chairman of the Board, who is also the Chief Executive Officer of the Company, is the shareholder affected by the Conversion and consequently recused himself from the votes on these matters at the Board’s July 15, 2015 and January 18, 2016 meetings.

If the transaction is approved by the Company’s stockholders and implemented, the Company expects to issue all 2,500 Preferred Series A shares, which would have the following features under the proposed amendment:

  The proposed Preferred Series A shares would be non-voting shares.
  The voting power for the election of directors and for all other voting purposes would be vested exclusively in the holders of the Class A common shares and, except as otherwise required by law, the holders of the proposed Preferred Series A shares would not have any voting power or be entitled to receive any notice of meetings of shareholders.
  The proposed Preferred Series A shares would be issued in consideration of the conversion by a stockholder of $2,500,000.00 principal amount of debt owed to such shareholder by the Company, and shall be issued on the date of the Conversion upon surrender and cancellation of such debt by such stockholder (the “Conversion Date”).
  The proposed Preferred Series A shares would be entitled to a preference in the event of liquidation as to proceeds thereof, over the common shares.
  The proposed Preferred Series A shares would be entitled to a contingent dividend (as described below) and a preference as to dividends, and no dividends would be paid by the Company to any holders of any class of common shares unless and until such dividends as are required to be paid to the proposed Preferred Series A shares have in fact been declared and paid to the holders of the proposed Preferred Series A shares.

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  The proposed Preferred Series A shares would be entitled to receive a contingent dividend, at the rate of six percent (6.00%) per annum on the par value thereof, to be paid in the first quarter of the next ensuing fiscal year, following any fiscal year in which the net income of the Company after taxes is at least $1,000,000.00 or greater; provided, however, that no dividend would be permitted to be paid on the proposed Preferred Series A shares, and such shares would have a zero percent (0.00%) dividend rate, unless the corporation earned at least $1,000,000.00 in net income after taxes in the prior fiscal year.
  On each anniversary of the Conversion Date (each, an “Anniversary Date”), the Company would have the option and right to redeem, in whole or in part, Preferred Series A shares at the redemption price of $1,000 per share (par), at the option of the Company.
  The proposed Preferred Series A shares would not have a conversion right to convert the proposed Preferred Series A shares to any class of common shares.
Creation and issuance of the Preferred Series A shares, and thus the final completion of the Conversion, are subject to stockholder approval of an amendment to the Company’s Articles of Incorporation.  Approval of the amendment would require the approval of a majority of the Company’s outstanding shares.  The Company expects the amendment will be presented to the stockholders for a vote on the amendment at the Company’s 2016 annual meeting of stockholders which will be held on March 21, 2016, and that if this amendment is approved, the Preferred Series A shares would be issued and used to complete the Conversion.  If for any reason, the amendment cannot be presented at the 2016 annual stockholders meeting, the Board will set a date and time for a special meeting of stockholders at which the amendment will be voted upon by stockholders.  Current directors who voted in favor of the proposed amendment at the January 18, 2016 meeting of the Board (the Company’s current Chief Executive Officer/Chairman of the Board recused himself) who own approximately 2.9% of the Company’s outstanding Class A Common Stock have indicated they support the proposed amendment and the Conversion and to the extent they own or control shares of Class A Common Stock are expected to support the proposed transaction and to vote in favor of the proposed amendment to the Company’s Articles of Incorporation when the amendment is presented to a vote of the Company’s stockholders.  The Company’s current Chief Executive Officer/Chairman of the Board is the shareholder who holds the debt to be converted into preferred shares under the Conversion. He currently owns or controls approximately 53.7% of the Company’s outstanding Class Common Stock. To the extent he previously had committed to do the Conversion and convert such debt to preferred shares, he has indicated that he supports the Conversion and thus the Company anticipates that he will vote in favor of the proposed amendment when it is presented to a vote of the Company’s stockholders.

This filing is only a brief description of a proposed transaction and is not a solicitation of a proxy. All stockholders are advised to read the definitive proxy statement carefully when it is available because it will contain important information about the stockholders meeting (i.e., the meeting at which the amendment will be presented for a vote of shareholders thereon). Stockholders may obtain a free copy of the proxy statement at the SEC’s web site at www.sec.gov.  The Company will also mail a copy of the definitive proxy statement prior to the stockholders meeting to its stockholders entitled to vote at the annual meeting (or special meeting, as the case may be).  The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders in favor of the proposed transaction.  Information about the Company’s executive officers and directors and their ownership of the Company’s common stock will be set forth in the definitive proxy statement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CHAMPION INDUSTRIES, INC. (Registrant)
Date: January 20, 2016
/s/ Justin T. Evans Justin T. Evans, Senior Vice President and Chief Financial Officer

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